UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2009

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

985-892-5521
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 19, 2009, SCP Distributors LLC, and Superior Commerce LLC entered into Amendment No. 14 to the Receivables Purchase Agreement among JPMorgan Chase Bank, N.A. f/k/a Bank One, NA (Main Office Chicago) and JS Siloed Trust.  The amendment amends certain terms of the existing Receivables Purchase Agreement, including the following: extending the maturity date to August 19, 2009; increasing required reserves used in calculating the available funding amount; and loosening the delinquency and default trigger ratios.  In addition the Company has reduced the size of the facility from $75.0 million to $25.0 million. Due to the Company's declining debt levels as a result of its cashflow generation strategies, the Company does not at this time intend to renew the Receivables Facility.

The description of the amendment set forth above is qualified by reference to the amendment, which is filed as Exhibit 10.1 hereto.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

10.1
Amendment No. 14 to Receivables Purchase Agreement dated as of May 19, 2009, among SCP Distributors LLC, Superior Commerce LLC, JS Siloed Trust, and JPMorgan Chase Bank, N.A. f/k/a Bank One, NA (Main Office Chicago).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         POOL CORPORATION

                         By:           /s/ Mark W. Joslin
                          Mark W. Joslin
                          Vice President and Chief Financial Officer

Dated: May 19, 2009